Exhibit 5.5

September 13, 2016

DJO Finance LLC

DJO Finance Corporation

1430 Decision Street

Vista, California 92081

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by DJO Finance LLC, a Delaware limited liability company (“DJOFL”), DJO Finance Corporation, a Delaware corporation (“DJO Corp.,” and together with DJOFL, the “Issuers”), and certain subsidiaries of DJOFL named therein (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) on September 13, 2016, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act, we have been requested to render our opinion in connection with the registration of certain securities under the Registration Statement. The Registration Statement relates to the registration under the Act of the Issuers’ $35,000 aggregate principal amount of 10.75% Third Lien Notes due 2020 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Issuers’ outstanding $35,000 aggregate principal amount of 10.75% Third Lien Notes due 2020 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Issuers and the Guarantors in accordance with the terms of the Indenture dated as of May 7, 2015 (the “Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”).

In connection with this opinion, we have examined originals, conformed copies or photocopies of the following documents:

(i) the Registration Statement; and

(ii) the Indenture (including as exhibits thereto the forms of the Exchange Notes), which has been filed with the Commission as an exhibit to the Registration Statement.

We have also examined the articles of organization, operating agreement and certain limited liability company records of Rikco International, LLC, a Wisconsin limited

DJO Finance LLC

DJO Finance Corporation

September 13, 2016

liability company (the “Wisconsin Guarantor”), and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In establishing certain facts material to our opinions, we have relied, in each case without investigation or verification thereof, upon certificates and assurances of public officials, the assumptions set forth elsewhere herein and certificates of officers of the Wisconsin Guarantor, as to the accuracy of factual matters.

Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Indenture has been duly authorized by all necessary limited liability company action on the part of the Wisconsin Guarantor, and has been duly, executed and delivered by the Wisconsin Guarantor.

2. The Wisconsin Guarantor has duly authorized its Guarantee of each of the Exchange Notes by all necessary limited liability company action on the part of the Wisconsin Guarantor.

3. The execution, delivery and performance by the Wisconsin Guarantor of the Indenture, including its Guarantee of the Exchange Notes set forth therein, does not violate any provision of statutory law or regulation of the State of Wisconsin applicable to the Wisconsin Guarantor.

The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

(a) In connection with rendering the opinions set forth herein, we have assumed, without investigation or verification, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

(b) The Exchange Notes will be issued as described in the Registration Statement.

(c) The Exchange Notes will be substantially in the form attached to the Indenture and that any information omitted from such form will be properly added.

(d) The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply and we express no opinion herein as to the laws of any other jurisdiction; provided, however, we express no opinion regarding any

DJO Finance LLC

DJO Finance Corporation

September 13, 2016

securities laws, rules or regulations of the State of Wisconsin. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is being provided solely for the benefit of the addressees hereof in connection with the filing of the Registration Statement. Except as provided below, this opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority without our prior written consent.

We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons who are considered “experts” within the meaning of Section 11 of the Act or whose consent is required by the Act or by the rules and regulations under the Act. We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

REINHART BOERNER VAN DEUREN s.c.

By:	/s/ Martin J. McLaughlin
Martin J. McLaughlin